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                                                                     EXHIBIT 5.1



                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                ATTORNEYS AT LAW
                       1900 Pennzoil Place - South Tower
                              711 Louisiana Street
                             Houston, Texas  77002
                                 (713) 220-5800
                            Telecopy (713) 236-0822

                                January 16, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:     International Alliance, Inc.
                 Registration Statement on Form S-3
                 File Number 333-15413


Ladies and Gentlemen:

         We have acted as counsel for International Alliance Services, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3, file number 333-15413, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 32,126,076 shares of the Company's common stock, $.01 par value per share ("Common Stock"), up to 17,925,888 of which (the "Warrant Shares") may be issued from time to time pursuant to certain outstanding warrants (the "Warrants") and the remaining of which are currently issued and outstanding (the "Shares").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents, and instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.
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Securities and Exchange Commission
January 16, 1997
Page 2



         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable; and

         2. the Warrant Shares have been duly and validly authorized and, upon the issuance and sale of the Warrant Shares against receipt by the Company of payment therefor pursuant to the terms of the Warrants, the Warrant Shares will have been validly issued and fully paid and will be non-assessable.

         The opinions expressed herein are limited to the corporate laws of the state of Delaware and we express no opinion as to the effect on the matters covered by this letter of any other laws.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.




                                       Very truly yours,



                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.